Exhibit 99.1

Deutsche Boerse AG And NYSE Euronext Agree To Combine

To Create The Premier Global Exchange Group

•	Creates a world leader in derivatives and risk management and the premier global venue for capital raising
•	Combined group to offer clients global scale, product innovation, operational and capital efficiencies, and an enhanced range of technology and market information solutions
•	New group, incorporated in the Netherlands to be dual headquartered in New York and Frankfurt
•	Combined group to have key businesses, infrastructure and executives located in Paris, London, Luxembourg and other locations
•	Expected cost synergies of EUR 300 million/US$ 400 million and substantial opportunities for incremental revenues
•	Ownership: 60% by Deutsche Boerse shareholders, 40% by NYSE Euronext shareholders on a fully diluted basis
•	Each share of Deutsche Boerse stock will be exchanged for 1 share of the new company stock and each share of NYSE Euronext stock will be exchanged for 0.4700 shares of the new company stock

FRANKFURT and NEW YORK, February 15, 2011 – Deutsche Boerse AG (XETRA:DB1) and NYSE Euronext (NYSE:NYX) today announced that they have entered into a business combination agreement following approval from both companies’ Boards. Under the agreement, the companies will combine to create the world’s premier global exchange group, creating the world leader in derivatives trading and risk management, and the largest, most well known venue for capital raising and equities trading. The combined group will offer clients global scale, product innovation, operational and capital efficiencies, and an enhanced range of technology and market information solutions.

The transaction will strengthen Frankfurt and New York as key financial centers, while benefiting Paris and London as well as Luxembourg. Each of the group’s national exchanges, including those in Amsterdam, Brussels, and Lisbon, will keep its name in its local market and all exchanges will continue to operate under local regulatory frameworks and supervision. The combined group will work closely with regulators in all markets to facilitate transparency and standardization of capital markets globally.

The combined group will have 2010 combined net revenues of EUR1 4.1 billion/US$ 5.4 billion, and 2010 EBITDA of EUR 2.1 billion /US$ 2.7 billion, thus becoming the world’s largest exchange group by revenues and EBITDA. Based on 2010 net revenues, the combined group will earn approximately 37% of total revenues in derivatives trading & clearing, 29% in cash listings, trading & clearing, 20% in settlement & custody, and 14% in market data, index & technology services.

[1]	Combined net revenues based on 2010 actual revenues of Deutsche Boerse (excluding other operating income) and NYSE Euronext.

Reto Francioni, Chief Executive Officer of Deutsche Boerse, said: “This combination will create significant value for all stakeholders. This transaction brings together two of the most respected and successful exchange operators in the world to lead the way in global capital markets and set the standard for growth, quality and market reach. The combination makes sense for all of our constituencies. Shareholders of both companies will benefit from unique growth opportunities and synergies. Clients will have unparalleled access to markets, products, information, world-class technology, clearing services and settlement – globally and around the clock. From a regulatory perspective, we are committed to remaining the world’s most transparent and best regulated platform.”

He added: “This combination positions the group for a unique growth opportunity as clients seek more transparency, greater confidence in pricing and premier quality execution. In addition, we expect that the combined group will be a highly attractive partner for capital markets in Asia-Pacific and other parts of the world.”

Duncan Niederauer, Chief Executive Officer of NYSE Euronext, said: “Reto and I are committed to bringing together the best of both organizations to create the premier global exchange group and a leader in the rapidly evolving global financial arena. This transaction is a catalyst for the development of a global capital markets community, delivering the best, most transparent, and innovative services for clients and issuers, wherever they are. Our respective shareholders will also benefit from a significantly enhanced growth profile, the opportunity to achieve substantial cost synergies, unparalleled cash flow generation, and very strong credit metrics.”

He continued: “The increasing globalization and interconnectedness of capital markets, and the rapidly growing presence of alternative trading venues that operate with less transparency and far fewer regulatory requirements, will position the new company as a true global player well placed to drive the long-term strength and competitiveness of transparent and regulated markets.”

Governance and Location: A True Partnership

The group will have dual headquarters, in Deutsche Boerse’s newly built green tower near Frankfurt and in New York, at 11 Wall Street, home to the iconic New York Stock Exchange trading floor, and will take advantage of its existing global operations. The Company will be led by a one-tier board with 17 members –15 directors plus the Chairman and the CEO. Of the 15 directors, 9 shall be designated by Deutsche Boerse and 6 by NYSE Euronext. Reto Francioni will be Chairman, and will also be responsible for group strategy and global relationship management. Duncan Niederauer will be Chief Executive Officer and will lead an Executive Committee with an equal number of current Deutsche Boerse and NYSE Euronext executives.

The four NYSE Euronext executives are Duncan Niederauer as CEO, based in New York, Dominique Cerutti as Head of Technology Services & IT, based in Paris, Lawrence Leibowitz as Head of Cash Trading and Listings and John K. Halvey as General Counsel, both based in New York. The four executives coming from Deutsche Boerse are Andreas Preuss as Head of Derivatives, based in Frankfurt, Jeffrey Tessler as Head of Settlement & Custody, based in Luxembourg, Frank

Gerstenschlaeger as Head of Market Data & Analytics and Gregor Pottmeyer as Chief Financial Officer of the combined group, both based in Frankfurt.

Andreas Preuss will assume the role of Deputy CEO and President. Dominque Cerutti will assume the role of President, and Lawrence Leibowitz will assume the role of Chief Operating Officer.

Creating Shareholder Value

The combination is expected to generate annual cost savings of some EUR 300 million/US$ 400 million, principally from information technology, clearing, and market operations, as well as from corporate administration and support functions. The combined group will provide highly attractive development opportunities for employees in all markets and geographies. In addition, it is expected that the combination will lead to at least EUR 100 million/US$ 133 million of annual revenue synergies through cross selling and distribution opportunities, increased turnover from liquidity pool consolidation and new products, a progressive introduction of Deutsche Boerse’s clearing capabilities and expanded scope for technology services and market data offerings.

The cost synergies are expected to be realized at an annual run rate of 25% by the end of year 1, 50% by the end of year 2, and 100% by the end of the 3rd year following consummation of the transaction. Implementation and restructuring costs are estimated to be approximately 1.5-2.0x the expected full run-rate cost synergies. The transaction is immediately accretive to adjusted earnings for both NYSE Euronext and Deutsche Boerse shareholders.2

An Ideal Strategic and Operating Fit

The derivatives businesses of Eurex (Deutsche Boerse) and NYSE Liffe (NYSE Euronext) complement each other ideally on interest rate products, with Eurex specializing in the long end of the interest rate curve and NYSE Liffe the short end. The combination of both derivatives businesses will create a clear global market leader trading more than 19 million derivatives contracts per day, including more than 6 million U.S. options contracts per day. Combining these complementary venues will deliver innovative product and capital efficiency opportunities to clients, and create a more compelling value proposition for established European benchmark products globally. Further, the combination creates opportunities for future growth in risk management and clearing.

The combined Cash Trading & Listings business will create an exchange group with the deepest pool of liquidity for U.S. and European equities. The New York Stock Exchange’s listings franchise, already home to the world’s leading global brands, will be further strengthened by the increased global profile of the new group, enhancing its status as the most attractive capital raising venue for companies from all around the world. Further, the combination of Euronext and the Frankfurt Stock Exchange will deliver a truly pan-European regulated and transparent equities exchange, while preserving the strong national roles of our five locations.

[2]

Deutsche Boerse prepares its financial statements in accordance with IFRS while NYSE Euronext prepares its financial statements in accordance with US GAAP. Adjusted earnings are derived from the combined projected earnings, before making adjustments to convert NYSE Euronext's financial results from US GAAP to IFRS, and have been adjusted to exclude one time deal costs, amortization of intangible assets and the expected one-off costs of achieving synergies. Adjusted earnings are not a measure recognized under IFRS or US GAAP and, therefore, may not be comparable to similar measures presented by other companies.

The combination also brings together high growth market data & analytics, index, and technology services businesses, and will create a broad portfolio of multi-asset class pre-and post-trade data, the internationally recognized STOXX indices, and a fast-growing technology services and trading infrastructure provider. The combined group will offer clients a broader and richer range of information products, analytical and trading tools as well as global connectivity and access.

On the post trade side, the successful Clearstream business of Deutsche Boerse with its strong and growing presence in Asia would be even better positioned for future growth, as the combined group will have an enlarged and truly global customer base.

The combined group would also serve as a benchmark regulatory model, facilitating transparency and standardization in capital markets globally, while continuing to operate all national exchanges under local regulatory frameworks and respective brand names.

Combination under newly formed Dutch holding company

The transaction is structured as a combination of Deutsche Boerse and NYSE Euronext under a newly created Dutch holding company, which is expected to be listed in Frankfurt, New York and Paris. On the NYSE Euronext side, this will be effected through a merger of NYSE Euronext and a US subsidiary of the new holding company in which each NYSE Euronext share will be converted into 0.4700 of a share of the new holding company. On the Deutsche Boerse side, the new holding company will launch a public exchange offer, in which shareholders of Deutsche Boerse may tender their shares of Deutsche Boerse for an equal number of shares of the new holding company.

Ultimate ownership of the combined company

Following full completion of the contemplated transactions, the former Deutsche Boerse shareholders would own 60% of the combined group and the former NYSE Euronext shareholders would own 40% of the combined group on a fully diluted basis and assuming that all Deutsche Boerse shares are tendered in the exchange offer.

The transaction is subject to approval by holders of a majority of the outstanding NYSE Euronext shares and to a 75% acceptance level of the exchange offer to Deutsche Boerse shareholders as well as approval by the relevant competition and financial, securities and other regulatory authorities in the U.S. and Europe, and other customary closing conditions. The transaction is expected to close at the end of 2011.

Principal financial advisers to Deutsche Boerse are Deutsche Bank and J.P. Morgan Securities LLC. Principal financial advisers to NYSE Euronext are Perella Weinberg Partners, and BNP Paribas. Legal advisers are Linklaters to Deutsche Boerse and Wachtell, Lipton, Rosen & Katz, Stibbe N.V. and Milbank, Tweed, Hadley & McCloy LLP to NYSE Euronext. Further financial advice is being provided by Credit Suisse, Goldman, Sachs & Co., Morgan Stanley & Co. Inc., and Societe Generale.

Media Contacts:

For Deutsche Boerse:		For NYSE Euronext:
Ruediger Assion	+49.69.211.15004	Robert J. Rendine	+1.212.656.2180
Frank Herkenhoff	+49.69.211.13480	Rich Adamonis	+1.212.656.2140

Hering Schuppener Consulting:		Sard Verbinnen & Co.
Alexander Geiser		George Sard
Simon Steiner	+49.69.92.18.740	Paul Verbinnen	+1.212.687.8080

Investor Contacts:

For Deutsche Boerse		For NYSE Euronext
Eric Mueller		Stephen Davidson	+1.212.656.2183
Jan Strecker	+49.69.21112433

Global Investor, Analyst and Press Conference – Today, February 15 at 16:00 CET and 10:00 EST

Deutsche Boerse CEO Reto Francioni and NYSE Euronext CEO Duncan Niederauer will host a conference today. A live audio webcast will be made available on the respective websites of Deutsche Boerse and NYSE Euronext. For those participants who wish to dial in to the event, the following line has been set up.

Dial-in Information:

US +1 212 4 440 297

UK +44 (0) 203 147 48 61

France +33 (0) 1722 53097

Germany (language: english) +49 (0)69 247 501 899

Germany (language: german) +49 (0)69 247 501 890

Safe Harbour Statement

In connection with the proposed business combination transaction, NYSE Euronext and Deutsche Boerse AG expect that Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, will file a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that will include (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. When available, NYSE Euronext will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Boerse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Boerse AG. NYSE Euronext and Deutsche Boerse AG also expect that Holding will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”).

Investors and security holders are urged to read the proxy statement/prospectus and the offer document regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com and Deutsche Boerse AG’s Web site at www.deutsche-boerse.com. The offer document will be made available at Holding’s Web site at www.global-exchange-operator.com following clearance by the BaFin.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC. Holding reserves the right to deviate in the final terms of the public offer from the basic information described herein. Investors and holders of NYSE Euronext shares and Deutsche Boerse AG shares are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published, since they will contain important information.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Alpha Beta Netherlands Holding N.V. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

PARTICIPANTS IN THE SOLICITATION

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.